United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 23, 2016 (August 17, 2016)

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2016 (the “Appointment Date”), the Board of Directors of Cachet Financial Solutions, Inc. (the “Company”) increased the size of the Board of Directors to nine members and appointed Liyuan Woo, Jim Spencer and Robin O’Connell to serve as directors of the Company.

As new directors joining the Board of Directors, on the Appointment Date of Ms. Woo, Mr. Spencer and Mr. O’Connell, each received an option grant of 8,000 shares of common stock of the Company. On the Appointment Date, the Company entered into a stock option agreement with each of Ms. Woo, Mr. Spencer and Mr. O’Connell pursuant to which the Company granted to each such director an option to purchase 8,000 shares of common stock of the Company at a per-share exercise price equal to $7.85 per share, being the closing price for the Company’s common stock as reported on the OTCQB Marketplace on the Appointment Date. Each option grant was made under the Company’s 2016 Stock Incentive Plan and vests as follows: (i) one-third of such option grant (i.e., 2,667 shares) vested on the Appointment Date; (ii) one-third of such option grant (i.e., 2,667 shares) will vest on August 17, 2017, the first anniversary of the Appointment Date; and (iii) one-third of the option grant (i.e., 2,666 shares) will vest on August 17, 2018, the second anniversary of the Appointment Date; in each case, provided that such director is serving as a director of the Company on such anniversary date.

The option grants were made to Ms. Woo, Mr. Spencer and Mr. O’Connell pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each stock option agreement provides that the option will be exercisable only to the extent that (i) all, or any portion thereof, has vested and (ii) either (A) a registration statement under the Securities Act that registers the Company’s 2016 Stock Incentive Plan is filed with the Securities and Exchange Commission and declared effective or (B) an exemption from such registration is otherwise available to the Company for the exercise of the option. To the extent vested and except under certain circumstances, the option will be exercisable for five years from the Appointment Date.

Item 7.01 Regulation FD Disclosure.

On August 23, 2016, the Company issued a press release announcing the appointment of Ms. Woo, Mr. Spencer and Mr. O’Connell as directors of the Company. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated August 23, 2016, issued by Cachet Financial Solutions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2016

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

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